Exhibit 99.04

Contact: Tim Gallaher
Investor Relations
952-591-3840
ir@moneygram.com

MoneyGram International Declares Quarterly Dividend and
Announces Small Stockholder Selling/Purchasing Program

MINNEAPOLIS, Minn., August 17, 2006 – The board of directors of MoneyGram International, Inc. (NYSE:MGI) today declared a quarterly dividend of $0.04 per share on common stock, payable on October 2, 2006 to stockholders of record at the close of business on September 15, 2006.

In addition, the board of directors approved a small stockholder selling/purchasing program. This program, administered through Georgeson Shareholder, will enable MoneyGram stockholders with less than 100 shares of common stock as of August 21, 2006, to voluntarily purchase enough additional stock to reach 100 shares or sell all of their shares.

MoneyGram International, Inc. is a leading global payment services company and S&P MidCap 400 company. The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company, with more than $970 million in revenue in 2005 and approximately 96,000 global money transfer agent locations in 170 countries and territories. For more information, visit the company’s website at www.moneygram.com.

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Cautionary Information Regarding Forward-Looking Statements

The statements contained in this press release regarding the business of MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) loss of key retail agents or inability to maintain our network in our Global Funds Transfer segment; (b) loss of large financial institution customers in our Payment Systems segment; (c) ability to successfully develop and timely introduce new and enhanced products and services; (d) ability to protect the intellectual property rights related to our existing and any new or enhanced products and services; (e) litigation or investigations of us or our agents that could result in material settlements, fines or penalties; (f) failure to continue to compete effectively; (g) ability to manage risks relating to U.S. federal and state regulatory requirements that could result in material settlements, fines or penalties, or changes in our business operations; (h) ability for us or our agents to maintain adequate banking relationships; (i) imposition of additional regulatory requirements in any of the foreign countries in which we operate; (j) ability to manage risks related to opening of new retail locations and acquisition of businesses; (k) ability to maintain effective internal controls; (l) ability to manage credit and fraud risks from our retail agents; (m) ability to manage credit risk related to our investment portfolio and our use of derivatives; (n) fluctuations in interest rates; (o) material changes in the market value of securities we hold; (p) material slow down or complete disruption in international migration patterns; (q) unexpected liquidity needs; (r) ability to maintain efficient, secure and uninterrupted operation of our computer network systems and data centers; (s) ability to process and settle transactions accurately and efficiently; (t) ability to manage risks associated with our international sales and operations; (u) possible delay or prevention of an acquisition of our company which could inhibit a stockholder’s ability to receive a premium on their investment from a possible sale of our company due to provisions contained in our charter documents, our rights plan and Delaware law; and (v) other factors more fully discussed in MoneyGram’s filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results.  These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.